Form C

Cover Page

Name of issuer:

Full Circle Brewing Co. Ltd. LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: CA

Date of organization: 5/1/1998

Physical address of issuer:

620 F Street
Fresno CA 93706

Website of issuer:

http://www.fullcirclebrewing.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Priced Round Class B Membership Units

Target number of securities to be offered:

13,812

Price:

$4.00000

Method for determining price:

Dividing pre-money valuation ($4,481,748) by number of units outstanding on fully diluted basis.

Target offering amount:

$49,999.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$334,500.00

Deadline to reach the target offering amount:

10/5/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

8

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$332,312.00	$123,356.00
Cash & Cash Equivalents:	$57,306.00	$51,390.00
Accounts Receivable:	$17,278.00	$3,129.00
Short-term Debt:	$114,106.00	$26,629.00
Long-term Debt:	$261,628.00	$111,575.00
Revenues/Sales:	$359,901.00	$82,726.00
Cost of Goods Sold:	$65,322.00	$21,026.00
Taxes Paid:	$6,036.00	$5,613.00
Net Income:	($155,607.00)	($76,142.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Full Circle Brewing Co. Ltd. LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Arthur Moye	CEO	2016
Jacob lest	CFO	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Arthur Moye	706519.0 Class A Units	69.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Our future success is dependent on the continued service of our senior management. Any loss of key members of our executive team could have a negative impact on our ability to manage and grow our business effectively. The experience, technical skills and commercial relationships of the personnel of the Company provide us with a competitive advantage.

We do not maintain a key person life insurance policy on any of the members of our senior management team. As a result, we would have no way to cover the financial loss if we were to lose the services of members of our senior management team.

Jacob lest is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

Various diseases, pests and certain weather conditions could affect quality and quantity of hops and grains. Various diseases, pests, fungi, viruses, drought, frosts and certain other weather conditions could affect the quality and quantity of hops and grains, decreasing the supply of our products and negatively impacting our operating results. Future government restrictions regarding the use of certain materials used in hops and grains growing may increase costs and/or reduce production.

We cannot guarantee that our hop and grain suppliers will succeed in preventing disease in their existing farm lands or that we will succeed in preventing disease If hop and grain crops become contaminated with diseases, operating results would decline, perhaps significantly.

We may not be able to acquire enough quality hops and grain for our beer. While we believe that we can secure sufficient supplies of hops and grains from supply contracts with independent distributors, we cannot be certain that hop and grain supply shortages will not occur. Hop and grain supply shortages resulting from a poor harvest can be caused by a variety of factors outside our control, resulting in reduced product that is available for sale. If revenues decline as a result of inadequate hops and grains supplies, cash flows and profitability would also decline.

We face significant competition which could adversely affect our profitability.

The craft beer industry is intensely competitive and highly fragmented. Our craft beers compete in several craft beer markets within the craft beer industry as a whole with many other domestic and foreign craft beers. Our craft beers also compete with comparably priced generic craft beers and with other alcoholic and, to a lesser degree, non-alcoholic beverages.

A result of this intense competition has been and may continue to be upward pressure on our selling and promotional expenses. Many of our competitors have greater financial, technical, marketing, and public relations resources than we do. There can be no assurance that in the future we will be able to successfully compete with our competitors or that we will not face greater competition from other craft beer and beverage manufacturers.

We compete for shelf space in retail stores and for marketing focus by independent distributors, most of whom carry extensive product portfolios. We sell our products regionally, primarily through independent distributors and brokers for resale to retail outlets, restaurants, hotels and private clubs across the Central Valley, California. We seek to have sales to distributors to increase and to represent a substantial portion of our net revenues in the future.

A change in our relationship with any of our significant distributors could harm our business and reduce our sales. The laws and regulations of several states prohibit changes of distributors, except under certain limited circumstances, making it difficult to terminate a distributor for poor performance without reasonable cause, as defined by applicable statutes. Any difficulty or inability to replace distributors, poor performance of our major distributors or our inability to collect accounts receivable from our major distributors could harm our business.

There can be no assurance that the distributors and retailers we use will continue to purchase our products or provide our products with adequate levels of promotional support. Consolidation at the retail tier, among club and chain grocery stores in particular, can be expected to heighten competitive pressure to increase marketing and sales spending or constrain or reduce prices.

Contamination of our craft beers could harm our business.

We are subject to certain hazards and product liability risks, such as potential contamination, through tampering or otherwise, of ingredients or products. Contamination of any of our craft beers could cause us to destroy our craft beer held in inventory and could cause the need for a product recall, which could significantly damage our reputation for product quality.

We maintain insurance against certain of these kinds of risks, and others, under various insurance policies. However, our insurance may not be adequate or may not continue to be available at a price or on terms that are satisfactory to us and this insurance may not be adequate to cover any resulting liability.

A reduction in consumer demand for craft beers could harm our business.

A limited or general decline in consumption in one or more of our product categories could occur in the future due to a variety of factors, including: a general decline in economic conditions; changes in consumer spending habits; increased concern about the health consequences of consuming alcoholic beverage products and about drinking and driving; a trend toward a healthier diet including lighter, lower calorie beverage, such as diet soft drinks, juices and water products; the increased activity of anti-alcohol consumer groups; and increased federal, state or foreign excise and other taxes on alcoholic beverage products.

A decrease in craft beer score ratings by important rating organizations could have a negative impact on our ability to create greater demand and pricing.

Brands are issued ratings or scores by local and national craft beer rating organizations, and higher scores usually translate into greater demand and higher pricing.

Climate change, or legal, regulatory or market measures to address climate change, may negatively affect our business, operations or financial performance, and water scarcity or poor quality could negatively impact our production costs and capacity.

Our business depends upon agricultural activity and natural resources, including the availability of water. There has been much public discussion related to concerns that carbon dioxide and other greenhouse gases in the atmosphere may have an adverse impact on global temperatures, weather patterns and the frequency and severity of extreme weather and natural disasters.

Severe weather events and climate change may negatively affect agricultural productivity for our suppliers. The quality and quantity of water available for use is important to the supply of hops and grains and our ability to operate our business. Adverse weather, measures enacted to address climate change, and other environmental factors beyond our control could reduce our hops and grains production and adversely impact our cash flows and profitability.

Changes in domestic laws and government regulations or in the implementation and/or enforcement of government rules and regulations may increase our costs or restrict our ability to sell our products into certain markets.

Government laws and regulations result in increased farming costs, and the sale of craft beer is subject to taxation in various state, federal and foreign jurisdictions. The amount of craft beer that we can sell directly to consumers outside of California is regulated, and in certain states we are not allowed to sell craft beers directly to consumers and/or the amount that can be sold is limited.

Changes in these laws and regulations could have an adverse impact on sales and/or increase costs to produce and/or sell craft beer. The craft beer industry is subject to extensive regulation by the "TTB" and various foreign agencies, state liquor authorities, such as the "CABC", and local authorities. These regulations and laws dictate such matters as licensing requirements, trade and pricing practices, permitted distribution channels, permitted and required labeling, and advertising and relations with wholesalers and retailers.

Any expansion of our existing facilities or development of new opportunities may be limited by present and future zoning ordinances, environmental restrictions and other legal requirements. In addition, new regulations or requirements or increases in excise taxes, income taxes, property and sales taxes or international tariffs, could affect our financial condition or results of operations. Recently, many states have considered proposals to increase, and some of these states have increased, state alcohol excise taxes. New or revised regulations or increased licensing fees, requirements or taxes could have a material adverse effect on our financial condition, results of operations or cash flows.

Our success depends on our ability to uphold the reputation of our brand, which will depend on the effectiveness of our marketing, our product quality, and our customer experience.

Any harm to our brand could have a material adverse effect on our company

We rely upon our suppliers to produce our products consistently, on time and with the highest level of quality. Many of our products are only available from only one supplier.

The operations of our suppliers can be subject to additional risks beyond our control, including shipping delays, labor disputes, trade restrictions or any other change in local conditions. Any disruption in our supply chain could have a material adverse effect on our business.

We rely upon information systems to operate our website, process transactions, and communicate with customers. Any disruption or slowdown of our systems, including system failures, breaches or other causes could disrupt our business and reduce our sales.

Our success depends on our ability to design and manufacture products that appeal to our customers.

It is possible that future new products will fail to gain market acceptance for any number of reasons. If the new products fail to achieve significant sales and acceptance in the marketplace, this could materially and adversely impact the value of your investment.

We rely on third parties to provide services essential to the success of our business. Our third party partners provide a variety of essential business functions, including warehousing and distribution, website hosting and design, and many others.

If we encounter problems with one or more of these parties and they fail to perform to expectations, it could have a material adverse impact on the company.

An economic downturn in our key markets may adversely affect consumer discretionary spending and demand for our products.

Factors affecting the level of consumer spending include general economic conditions, consumer confidence in future economic conditions, the availability of consumer credit, levels of unemployment, and tax rates, among others. Poor economic conditions may lead consumers to delay or reduce purchase of our products, which could have a material adverse effect on our financial condition.

Local political climate, urban infill general plan and policy could change.

The City of Fresno has created the Urban Form, Land Use and Design Element in its General Plan which establishes the structural framework for the city to enhance the character of neighborhoods and districts, creating vibrant centers of activity and a public realm that is engaging and livable, crafting a tapestry of distinctive, connected communities, and strengthening Fresno's identity. Included in this initiative is streamlined construction permitting and zoning ordinance flexibility. A reverse in Fresno's current position on growth and community revitalization could adversely affect our business.

The speed at which our competition could replicate our recipes could affect demand for our products.

Larger competitors with greater resources have the ability to replicate our craft beer recipes and bring them to market fast and cheaper. If we are unable to protect our intellectual property or to create new recipes to replace those lost to our competition our business could be harmed and our financial condition to suffer.

Our trademarks may conflict with the rights of others and we may be prevented from selling some of our products. We have not yet applied for several United States and foreign trademark registrations. We cannot guarantee that any of our future trademark applications will be approved. Additionally, third parties may assert intellectual property claims against us, particularly as we expand our business.

Successful infringement claims against us could result in significant monetary liability or prevent us from selling some of our products. In addition, resolution of claims may require us to redesign our products, license rights from third parties or cease using those rights altogether. Any of these events could harm our business and cause our results, liquidity and financial condition to suffer.

Requirement for further investment.

The Company may require additional capital in the future for expansion, its activities and/or business development, whether from equity or debt sources. There can be no guarantee that the necessary funds will be available on a timely basis, on favorable terms, or at all, or that such funds if raised, would be sufficient. If additional funds are raised by issuing equity securities, dilution to the then existing equity owners may result.

The level and timing of future expenditure will depend on a number of factors, many of which are outside our control. If we are not able to obtain additional capital on acceptable terms, or at all, we may be forced to curtail or abandon such expansion, activities and/or business development which could adversely impact upon the Company, its business, development, financial condition, operating results or prospects.

There is no assurance the maximum amount of this offering will be sold.

The Offering will be undertaken through the services of a registered third party that will act as the Company's online portal and there can be no assurance that all of the units offered hereby will be sold.

Failure to sell all of the units offered may result in the Company having less capital than the Company considers ideal, which could adversely affect the ability of the Company to take advantage of business opportunities.

The offer and sale of the units pursuant to the offering have not been and will not be registered under the Securities Act or any state securities act by reason of specific exemption from registration under such acts. Thus, prospective investors cannot rely upon any regulatory agency having reviewed the terms of the offering, including the nature and amount of compensation, disclosure of risk and the fairness of the terms of the offering. Accordingly, prospective investors must judge the adequacy of disclosure and fairness of the terms of the offering on their own, and without the benefit of prior review by any regulatory agency.

Investors will have no voting rights with respect to decisions of the Company.

We are offering units of our non-voting, Class (B) Membership Units. Investors will have no voting rights attached to their units and therefore will have no ability to impact or otherwise influence corporate decisions of the Company. Specifically, and without limitation, the majority holders of our other classes of membership units may determine to sell the Company and, depending on the nature of the transaction, be forced to sell their units in that transaction regardless of whether they believe the transaction is the best or highest value for their units, and regardless of whether they believe the transaction is in their best interests

This investment is illiquid. There is no currently established market for reselling these securities. If you decide that you want to resell these securities in the future, you may not be able to find a buyer. You should be prepared to hold this investment until the company is acquired or has an initial public offering, both of which depend on a variety of factors outside of our control, and may never occur.

The units are being offered pursuant to exemptions from the registration requirements of the Securities Act, and must be held indefinitely unless the units are subsequently registered under the Securities Act or an exemption form such registration is available and state securities laws are complied with. The Company is under no obligation to register the units under the Securities Act or qualify such units under any state securities laws

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$49,999**

Use of Proceeds: 50% To purchase brewing equipment;

45% To purchase taproom equipment;

5% Wefunder Intermediary fee.

If we raise: **$334,500**

Use of Proceeds: 25% Brewing equipment;

25% Taproom equipment;

25% distribution equipment;

20% marketing expenses; and 5%

Wefunder Intermediary fee.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Pre-money Valuation $4,481,748 Priced Round

See exact security attached as Appendix B, Investor Contracts.

Security: We are offering Class B Non-Voting Units/ Membership Interests

Price: $4.00 price per share

Pre-money Valuation: $4,481,748

Early Bird: For the first $49,999 of investments, we are offering up to 13,812 Class B Membership Units at $3.62 per Unit with a $4,005,983 pre-money valuation.

Voting Rights: Class B Membership Interests will have no voting rights. Instead the investor will proxy all voting rights to the CEO. The rights of the holders of the shares of Class A Voting Units and Class B Non-Voting Memberships Interests are identical, except that Class B Membership Interests shall have no voting rights.

Liquidation Preferences: Class B Unit holders will not receive any liquidation preferences. Notwithstanding any other provisions of this Agreement to the contrary, when there is a distribution in liquidation of the Company or when any Member's interest is liquidated, all items of income and loss first will be allocated to the Members' Capital Accounts and other credits and deductions to the Members' Capital Accounts will be made before the final distribution is made

On the dissolution of the Company, the Company will engage in no further business other than that necessary to wind up the business and affairs of the Company."Delegate" means the Managers who have not wrongfully dissolved the Company; or, if there is no such Manager, the Members; or, if there is only one Member and that Member has died, the legal representative of that Member's estate, which representative will be the Manager solely for the purpose of carrying out the provisions of this Section. The Delegate will wind up the affairs of the Company. The Delegate will give Notice of the commencement of winding up by mail to all known creditors and claimants against the Company whose addresses appear in the records of the Company. After paying or adequately providing for the payment of all known debts of the Company (except debts owing to Members), the remaining assets of the Company will be distributed or applied in the following order: (1) To pay the expenses of liquidation. (2) To the establishment of reasonable reserves by the Delegate for contingent liabilities or obligations of the Company. On the Delegate's determination that suchreserves are no longer necessary, said reserves will be distributed as provided in this Section. (3) To repay outstanding loans to Members. If there are insufficient funds to pay such loans in full, each Member will be repaid in the ratio that the Member's loan, together with interest accrued and unpaid thereon, bears to the total of all such loans from Members, including all interest accrued and unpaid thereon. Such repayment will first be credited to unpaid principal and the remainder will be credited to accrued and unpaid interest.(4) Among the Members with Positive Capital Account Balances as provided in Section 13.1 of the contract.

Differences between classes: Class A Unit holders have voting rights. Class B Unit holders will have no voting rights.

Repurchase: Optional Repurchase of Class B Membership Interests. To the extent permitted by applicable law, the Company at any time may, but has no obligation to, repurchase the Membership Interests of some or all of the Class B Members as set forth below. The Company will pay to the Member an amount equal to the Member's cumulative Capital Contributions multiplied by 1.2. At the Company's option, it may pay such amount in cash or pursuant to a five-year interest only promissory note with a balloon payment of principal at the end of the term that (i) bears interest at the Internal Revenue Service's Applicable Federal Rate at the time of such repurchase and (ii) is subject to prepayment in whole or in part at any time without penalty.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

The terms of the securities may only be modified with the written consent of the holders of a majority-in-interest of those securities. In the case that **Full Circle Brewing** seeks to modify those terms, we may rely on the negative consent of holders of the securities, unless the change in terms negatively impacts such holders, in which case we will solicit positive consent.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Class B Membership Units	250,000	41,375	No
Class A Membership Units	1027375	1027375	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

Class A Units have been issued to managing members and our earliest investors and include voting rights. Class B units which are being issued in this round to investors are non-voting units.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

We are offering Class B Non-Voting Units, which means you will not have a say in the direction of the Company, including any material corporate decisions, such as mergers, acquisitions, dissolution or winding up of the company.

Our Board may make a decision you disagree with and you will not have a vote. Our operating agreement authorizes the Company to issue additional Units to existing Members, as a Three-fourths Majority of Members determines to be appropriate in accordance with the provisions of the Agreement.

Accordingly, the majority of members have the authority, without unit-holders' approval, to issue Class A Units with rights that could materially adversely affect the rights of the Class B unit-holders. New equity investors or lenders could have greater rights to our financial resources (such as liens over our assets) compared to existing unit-holders.

Additional financings could also dilute your ownership stake, potentially drastically.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unit-holders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unit-holders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unit-holders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unit-holders have the right to redeem their securities at any time. **Unit-holders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby. Among the factors we have considered in determining the initial price are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our units that take into account factors such as the following:

- unrelated third party valuations of our units;
- the price at which we sell other securities, such as convertible debt or Class A Units, in light of the rights, preferences and privileges of our those securities relative to those of our Class B Units;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our Class B Units;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Below information described in Note C - Notes Payable of Financial Statement.

Note payable to Fresno First Bank at 6.25% with periodic adjustments, payable $ 1,403.50 per month, principal and interest. The note matures August 2026, the note is secured by an interest in the assets of the business and personal residences of Members. The balance totaled $ 112,058 at December 31, 2017. We are up to date on all payments.

Note payable with Pinnacle Financing Partners for leased equipment described in Note D. The interest rate is in the range of 10 to 12 percent for both leases. The notes matures in 2022. The balance totaled $ 81,027 at December 31, 2017. We are up to date on all payments.

Note payable with Educational Employees Credit union for transportation equipment. The interest rate is 6.94 percent. The balance totaled $ 11,621 at December 31, 2017.

Notes payable to Small Business Administration for improvements and operations. The interest rate is 7.0 percent. The note requires payments starting in 2018. The balance totaled $87,565 at December 31, 2017. We are up to date on all payments.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
3/2018	Regulation Crowdfunding	Class B Membership Units	$165,500	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Full Circle is the longest-running brewery in the Central Valley. When our team bought the brewery in mid-2016, we reinvigorated the business by hosting concerts, roller derby, bike polo, dodgeball, and lots of other events, all infused with quality brews and an exciting atmosphere. The city responded: our revenues jumped 332% from 2016 to 2017. We have plenty more room to grow in Fresno (sometimes customers drink our taproom dry!), but we've got bigger dreams than that.

Full Circle has exploded since we took over the brewery in 2016. With demand in our taproom so high, we recently bought a new fermentation system with double the brewing capacity. Based on our updated capacity, our local Costo and Bevmo signed on to carry our beer in stores. Plus, with Fresno only a 4-hour drive to Los Angeles or San Francisco, we are in an enviable location to distribute to other major California cities.

Milestones

Full Circle Brewing Co. Ltd. LLC was incorporated in the State of California in May 1998.

Since then, we have:

- 332% increase in revenue from 2016 to 2017; $359,901 in revenue in 2017.
- In discussions to distribute cans to local Costco and Bevmo.
- Awards from Fresno Bee's People's Choice Awards and Imbibe Hop Shootout in Bakersfield.
- Longest-running brewery in Fresno.

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $359,901 compared to the year ended December 31, 2016, when the Company had revenues of $82,726. Our gross margin was 81.85% in fiscal year 2017, compared to 74.58% in 2016.
- *Assets.* As of December 31, 2017, the Company had total assets of $332,312, including $57,306 in cash. As of December 31, 2016, the Company had $123,356 in total assets, including $51,390 in cash.
- *Net Loss.* The Company has had net losses of $155,607 and net losses of $76,142 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.
- *Liabilities.* The Company's liabilities totaled $375,734 for the fiscal year ended December 31, 2017 and $141,204 for the fiscal year ended December 31, 2016.

Liquidity & Capital Resources

To-date, the company has been financed with $165,500 in equity. We have other sources of capital on which to rely. Specifically, we took out loan to commence our construction on our upgrade, this was completed as of the end of February. This is an interest only 12 months SBA loan up to $585k, with controlled disbursement primarily for equipment. We are expected to be cash-flow positive as of April 2018, so are able to rely on our revenues to continue operations. We also have a $100,000 line of credit that as of April 5, 2018, has not been accessed, but is available to us, if we need.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 6 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 12 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Full Circle Brewing Co. Ltd. LLC cash in hand is $40,000, as of March 2018. Over the last three months, revenues have averaged $20,000/month, cost of goods sold has averaged $10,000/month, and operational expenses have averaged $20,000/month, for an average burn rate of $10,000 per month. Our intent is to be profitable in 2 months.

We took out loan to commence our construction on our upgrade, this was completed as of the end of February. This is an interest only 12 months SBA loan up to $585k, with controlled disbursement primarily for equipment.

We plan on being cash-flow positive next month, and our overheads are nearly covered by in house consumption of beer. We have beer in tanks fermenting now and will have enough to begin selling in 16 oz. can format, which we hope will increase our revenues. Over the next 3-6 months we do not have any anticipated changes to our expenses.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://fullcirclebrewing.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Full Circle Brewing Subscription Agreement
Full Circle Brewing Early Bird

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Arthur Moye
Jacob Iest

Appendix E: Supporting Documents

Operating_Agreement.pdf

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TAPPED IN

INVEST IN FULL CIRCLE BREWING

Fast-growing craft brewery and live entertainment space in Downtown Fresno

$0
raised of $50K goal

$100 min **INVEST**
by Wefunder Portal LLC

Priced Round
$4.48M pre-money valuation | **$4.00**/share
If you invest, you're betting Full Circle Brewing will be worth more than $4.48M in the future.

EARLY BIRD BONUS: $3.62 / share

Investors who fund the first 13,12 shares (approx. $50k) of this fundraise will invest at $3.62 per share and $4,005,983 pre-money valuation.

INVESTOR PERKS

$500+	Merchandise swag tote, name on investor wall
$1,000+	Discount emblem to receive up to 25% off beer and merchandise. Exclusive rights to purchase “Investor Only” craft beer in can releases. Early access to new beer releases.
$1,500+	Exclusive “Investor Only” shirt and growler. Bi-annual participation in beer naming sessions.
$2,000+	VIP event access. Event ticket discounts. Discount on venue rental. 20oz Owners Mug (to be kept onsite at brewery).
$5,000+	Brewer’s “Owners Only” button up shirt. Seat on the Inner Circle Steering Committee. Access to private owners only brewer-lead brewery tours and offsite events.
$10,000+	Seat at the table. Annual Strategic Committee Participation.

Full Circle is the longest-running brewery in the Central Valley. When our team bought the brewery in mid-2016, we reinvigorated the business by hosting concerts, roller derby, bike polo, dodgeball, and lots of other events, all infused with quality brews and an exciting atmosphere. The city responded: our revenues jumped 335% from 2016 to 2017. We have plenty more room to grow in Fresno (sometimes customers drink our taproom dry!), but we've got bigger dreams than that.



Arthur Moye
CEO, FULL CIRCLE BREWING

OUR AMBITION

Full Circle has exploded since we took over in 2016. With demand in our taproom so high, we recently bought a new fermentation system with double the brewing capacity. Our local Costo and BevMo! have shown interest in carrying our beer in stores, and local restaurants and bottle shops are anxiously awaiting our beer. Plus, with Fresno only a 4-hour drive to Los Angeles or San Francisco, we are in an enviable location to distribute to other major California cities.

KEY FACTS

- 335% increase in revenue from 2016 to 2017; $359K in revenue in 2017.
- Local Costco and BevMo! have shown interest in carrying our beer.
- Awards from Fresno Bee's People's Choice Awards and Imbibe Hop Shootout in Bakersfield.
- Longest-running brewery in Central California.
- Events can yield $15k in a day.

fullcirclebrewing.com

ALCOHOL ENTERTAINMENT BREWERY BARS & CLUBS MUSIC BEER

Why I Like Full Circle Brewing

Full Circle is focused on making great beer and creating a fun environment through entertainment and events. They started by hiring experienced local brew master Mike Sumaya, and have upgraded their equipment and are dramatically expanding their production capabilities. Their beers are getting rave reviews, especially the Juicy, a Northeast IPA, and Cluster Fuggle, a cream ale that's brilliantly clear, light, and crisp – an ale version of an American Lager. These styles are gaining in popularity on the West Coast and Full Circle has been ramping up to keep up with demand.



Craig Scharton
WRITER FOR FRESYES.COM

THE BUZZ ABOUT FULL CIRCLE BREWING

Best Brewery in the Central Valley! Full Circle is my friends and my favorite bar! We're there every week. The best craft beers all ended one roof. Nice big open space. Good atmosphere. Great bar staff. They also have amazing house brewed root beer!! 10 stars!!



Andrew V.
Yelp Reviewer

We are humbled by the community's response, happy to welcome our new investors, and ready to put the capital to work. We see a bright future for Full Circle, downtown Fresno, and Chinatown.



Arthur Moye
CEO of Full Circle Brewing Co.

We recently had the privilege of being taken to the Full Circle Brewing Co Ltd, in Fresno to watch a friend and his band - Electraglide. A seedy part of town is home to this hidden gem. Fitted out in eclectic and eccentric decor, it's the perfect venue. On tap is their range of boutique beers. They also make an exceptional pomegranate mead that I can personally vouch for! A great way to get to know the beers is with their 'Sampler' - exactly that, a sample of each beer, from light ales to the darkest stout. Bill, the brewer, is a great guy - welcoming, and involved with each of his customers. A great night had by all!

Lindel B.
TripAdvisor Reviewer

Service - The owner gave us everything we needed, was extremely accommodating, and knew his stuff. The conversation and explanation of the beers was incredible, one of the best I have ever received at any brewery. Price - definitely get the sampler on your first visit...12 to try all of the beers (48oz worth) You may be able to get half pours on the sampler if the circumstances warrant. Beer - I loved some, liked some, and didn't like some. Just how it should be. All of their beers are lightly carbonated (which I really like) and some of them have been aged for years to give them a great flavor. Overall - I cannot wait to go back. You must try these beers and visit this place.



HopeEngineer
BeerAdvocate Reviewer

The beer here is great! I had the red ale. It was awesome. The mead (never had it before) was AHHMAZING! Awesome new discovery



Russell Goolsby
Foursquare Reviewer

Excellent selection of handcrafted beers... and friendly, too!

G William Norris, III
Foursquare Reviewer

Not your typical craft brewery - Review of Full Circle Brewing Co Ltd, Fresno, CA - TripAdvisor

Full Circle Brewing Co Ltd: Not your typical craft brewery - See 3 traveler reviews, 3 candid photos, and great deals for Fresno, CA, at TripAdvisor.
March 18, 2018 @ tripadvisor.com

New owners step in, keep Full Circle Brewing from closing

Fresno's Full Circle Brewing Company was set to close when it listed its business and building for sale earlier this year. Now, a pair of 30-something accountants with a love for downtown Fresno and craft beer are stepping in as the new owners.
March 18, 2018 @ fresnobee.com

Full Circle Brewing: First Equity Crowdfunded Brewery West of the Rockies | Crowdfund Insider

BreakAway Funding has successfully helped Full Circle Brewing complete a Reg CF crowdfunding round. According to the Breakaway website, Full Circle, Fresno, California's longest running brewery, has raised $809,000. According to the filing
March 18, 2018 @ crowdfundinsider.com

Valley brewery wants to give people a chance to invest locally

The smell of fermenting beer fills the inside of Full Circle Brewing in Downtown Fresno. Full Circle Brewing CEO Arthur Moye said, "Now it's just about making beer." Full Circle is using crowdfunding to become community owned. It allows you to
March 5, 2018 @ abc30.com

Full Circle Brewing taps success from equity crowdfunding - The Business Journal

Full Circle Brewing Co. CEO Arthur Moye is encouraged by his brewery's foray into equity crowdfunding. He said his is the first brewery west of the Rockies to allow non-institutional investors to buy a stake in the venture.
January 26, 2018 @ thebusinessjournal.com

Full Circle Brewing nearly at $800,000 goal using hybrid crowdfunding program

Crowdfunding still works for the right project and when done the right way. Fresno-based Full Circle Brewing Co., is trying to secure $800,000 of capital as we speak, using Breakaway Funding LLC, a Sausalito-based crowdfunding firm, and Fresno First
January 24, 2018 @ craftbrewingbusiness.com

Full Circle Brewing Raises $800,000 Via Equity Crowd Funding | Brewbound.com

FRESNO, Calif. - Full Circle Brewing Co., Fresno-based craft brewery, announces their progress of securing $800,000 of capital. They are more than three-fourths to their goal which is projected to increase their productivity by ten fold. Full Circle is the first
January 22, 2018 @ brewbound.com

The Perfect Pour Indie Beer Podcast

https://theperfectpour.podbean.com/mf/web/d26hdj/ThePerfectVicsSecretPour221.m
If you're looking for Galaxy hops but can't find it or afford them, Mike from Full Circle Brewing has a pro tip for ya. Mike will be dropping more brewing knowledge on us,
October 13, 2017 @ perfectpourpodcast.wordpress.com

Full Circle Brewing seeks investors to increase production

Full Circle Brewing in downtown Fresno is seeking investors to become part of its' beer business. It's using an Obama Administration program to try and round up investors. Its' goal is to raise one million dollars so it can quadruple production so it
September 18, 2017 @ kmph.com

Full Circle Brewing Co. in Fresno Has New Owners, New Energy - FresYes!

Full Circle Brewing Co. is a longtime business in downtown Fresno's Chinatown that now has new owners and a new energy. Arthur Moye moved to Fresno from San Jose ten years ago. He's a Certified Public Accountant, but like many interesting people, he
April 14, 2017 @ fresyes.com

The Session: Full Circle Brewing | The Brewing Network

Mike Sumaya came out from Full Circle Brewing in Fresno to talk about the emerging beer culture in California's 5th largest city. He brought two beers with him - one was an Imperial Stout with cold brewed coffee added to it, and the other was his version
March 7, 2017 @ thebrewingnetwork.com

The Full Circle Brewing Company NOT-Closing Party

by Terrance Mc Arthur A few months ago, a thunderbolt shot through the Fresno arts and entertainment community--Full Circle Brewing Co. was going to close! Kenny Young and Bill McCrory would empty the fermenting vats and shut the doors. How
June 4, 2016 @ kingsriverlife.com

The Best Breweries In And Around Fresno, California

California's craft beer boom has been a little late in reaching the San Joaquin Valley, but the wait has been worth it. The San Joaquin Valley Brewfest, held for the first time in 2015, is a celebration of the area's emerging brewing scene.
October 7, 2015 @ theculturetrip.com

Fast-Growing Brewery in Beer-Deprived Fresno, California

With a population of 525,000, Fresno is the fifth-largest city in California, but only has six craft breweries. That's drastically lower than other cities of our size: Sacramento has 490,000 residents and over 50 breweries, with many more in nearby cities! Fresno residents want beer, and they want our beer: sometimes they drink our kegs dry.



Our Team Revitalized a 16-Year-Old, Dilapidated Brewery

Full Circle first opened in 2000 and is the longest-running brewery in the Central Valley. Before we took over, Full Circle sold about 80 barrels of beer a year. In 2016, its revenue was $82K. It was operational but on its way to being dysfunctional.

At the close of 2017 – our first full year as owners – we sold 350 barrels. Our revenue jumped 335% to $35K.

Beer + Entertainment = Beertainment

Beer's just the half of it. We have a stage inside our taproom and a 16,000 square-foot outdoor entertainment space for large sports and music events.

When we took over in 2016, the brewery hosted four events every month – now we host anywhere from 20 to 25. We book diverse acts to bring in a diverse crowd. We've had all sorts of music grace our stage: rap (E-40), rock (Alien Ant Farm), Christian metal (P.O.D.), and hip-hop (Bone Thugs-N-Harmony). We've hosted roller derby, bike polo, burlesque shows, dodgeball, and corn hole competitions.








FULL CIRCLE
BREWING CO
FRESNO, CA
MOD

Once We Tackle Fresno, We're in a Prime Location to Distribute to the Rest of California


San Francisco
San Jose
Yosemite National Park
3.5 hours to San Francisco
Sierra National Forest
Salinas
Monterey
CALIFORNIA
Death Vall
National P
Visalia
Sequoia National Forest
Bakersfield
San Luis Obispo
4 hours to Los Angeles
Santa Maria
Los Padres National Forest
Santa Barbara
Los Angeles
Anaheim
Riverside
Long Beach

There's a reason that Amazon decided to open an 855,000 square-foot fulfillment center in Fresno: the city is smack dab in the middle of the Central Valley and well-connected to other densely populated parts of California.

City	Population	Hours from Fresno by car
Los Angeles	4 million	4
San Diego	1.4 million	6
San Jose	1 million	2.5
San Francisco	870,000	3.5

We Need More Equipment to Meet Demand

For most of the last two years, we haven't been able to keep up with demand. There have even been a couple nights where we've sold out of all our beer in our taproom. We've always wanted to get our beer into retail stores, but were limited by our brewing capacity.

To fix that, we recently bought a 15-barrel fermentation system, a big upgrade from our 7-barrel system. We also added 200 barrels of additional fermentation space. Our local Costo and BevMo! have shown interest in carrying our beer in stores, and local restaurants and bottle shops are anxiously awaiting our beer. But we anticipate that won't be enough. The funds raised on Wefunder will go towards additional equipment purchases to brew more beer.

Our Revenues Increased 335% in the Last Year


$240K
$180K
$120K
$60K
Total 2017 Revenue = $359K
Dec. '15
July '16
Dec. '16
July '17
Dec. '17
Revenue

335%	$359K	$82K	~115,000
Increase in revenue 2016 to 2017	Revenue in 2017	Revenue in 2016	12 oz beers produced in 2017

Meet the Founders


FULL
BREWING

Arthur Moye

CEO

CPA by trade and former CalCPA Chapter President gone rogue. Sold his practice and bought a brewery.



Jacob Iest

CFO

10+ years experience managing large organizations as CEO of a family-owned dairy. Part-time.

Raised $165,500 From 5+ Investors

Joe Denham

VP of Sales & Marketing at Denham Resources.

Derek Franks

President of Fresno Grizzlies.

Diego Arambula

Coordinated curriculum for Brew University at Fresno State. Harvard grad.

Sarah Moffat

Dir. of External Affairs at Central Valley Community Foundation. 15 years as rep for Sen. Feinstein.

Cassidy Jakovickas

CPA with specialty in Business Consulting, Management Reporting, and Financial Statement Preparation

Interview

Wefunder interviewed Arthur Moye on March 6, 2018.

– COLLAPSE ALL

WF: What is Full Circle Brewing? ^

MOYE: Full Circle Brewing is the longest running brewery in Fresno, California, and I believe in the Central Valley. It's been an established business for about 17 years, and we took it over about a year and a half ago. We are a group of nine investors who are involved in downtown Fresno's revitalization. We decided to put our money where our mouths are and acquire the brewery. We were out having drinks when we discovered that the brewery was for sale. The previous owners were about to retire, and we just went over there and bought it.

Before that, I was a CPA with a fast-growing accounting practice. I had been doing that for about seven years after moving to the Central Valley. Before that, I was in the Bay Area working for PricewaterhouseCoopers. I thought the Central Valley seemed like a nice place to call home. I moved here and soon after started my accounting practice. I have always been a craft brewer and avid beer consumer. I'd always thought that one day, maybe when I retire, it would be cool to open a brewery. Then this opportunity presented itself and we jumped on it in May 2016.

WF: How did the brewery perform early on? ^

MOYE: The initial owners were just me and my business partner at the accounting firm. We subsequently got the other investors on board to help make the brewery pop. We got together and started talking about what we wanted Full Circle Brewing Co. to be. We had all these ideas and aspirations. After running the brewery for about six months, we realized Full Circle was already well-established. Full Circle hasn't just been about craft beer, but it's also about live entertainment.

We took the entertainment and craft beer pieces of the business and have amplified them over the past year. The business has blown up from there. The Fresno community has responded positively to our rebranding and the way we've breathed new life into the brewery. People came down to our little spot in downtown Fresno and drank us out of beer. That wasn't a bad problem to have, but we could never produce enough beer to get the product out to retails stores like we wanted. We had thought that the tanks we bought would be sufficient for a couple of years, but they're not.

That shortage of beer was the catalyst for us deciding that we needed to buy more equipment. We thought about going the traditional route and getting a bank loan, but I had heard about equity crowdfunding and started doing some research. We decided that since we were super passionate about beer and downtown Fresno, maybe we should open up the opportunity to other people with the same passions. We've had some success in the campaign that we've run so far, which allowed us to secure a small a loan to expedite the purchase of new equipment.

WF: What progress have you made since taking over the brewery? ^

MOYE:]Our progress is mostly measured by the barrels we produce and our revenue. When we first took it over, the inside of the brewery was like a hoarder's paradise. We had everything from car axles to mannequins inside, and it was all covered in dust. The brewery was operational but on its way to being dysfunctional. Right after we bought the brewery, a large roll-up door that was probably 20 years old broke and locked us inside. That's when we knew we'd have to close the place for a couple of weeks so we could clean it up. That turned into a complete renovation of the space.

Before we bought it, Full Circle Brewing was probably selling 80 barrels of beer a year. In 2016, its revenue was about $89,000. At the close of 2017, our first full year as owners, it was $401,000. That much business stretched the fermentation capacity of the seven-barrel system that we had. Now we've put in a new 15-barrel three-vessel brewhouse with about 250 barrels of fermentation capacity. That's gotten potential investors excited.

WF: What types of entertainment does the brewery offer? ^

MOYE: We are in the process of trademarking the term "beertainment." The word signifies how we're all about craft beer and entertainment. We've put a large amount of money into our entertainment venue. We've had everybody from high-flying acts like E-40, Bone Thugs-n-Harmony, P.O.D., and Alien Ant Farm come to play in our little place in the Central Valley. It's become part of our brand. In addition to live music, we've hosted roller derby, bike polo, dodgeball, and corn hole competitions on a California-wide league level

WF: What's the inspiration for bringing beer and music together? ^

MOYE: I love music and I love craft beer. The brand's evolution came out of what Full Circle has always been. There are people working at Full Circle that started their careers in music and art. Eddie, our visual media content marketer, has such a passion for spoken word but no outlet for it. Even though he was not of age, he came into Full Circle to read his writing on stage. That created such a tight commitment to Full Circle that when we took over the business, he committed to doing whatever he could to make sure we succeeded.

There used to be no place in Fresno for burlesque shows and roller derby, so Full Circle became the place for them. We did the same thing for bike polo. We became a home for all of this local entertainment that didn't have a home. Full Circle as a brand and as a venue took them in, and that's created this long-term family bond to the Full Circle brand. We've got teams of people in our local market that are passionate and out there supporting the brand. I feel that we can duplicate that, or at least ingrain that into our brand when we're going into other larger markets.

WF: How is your beer distributed? ^

MOYE: About 90% of our beer is sold in-house, but we do have 20 craft accounts around the Central Valley, stretching from Bakersfield up to Sacramento. These are people who aren't going to write us off when we run out of beer and can't deliver it to them. We've limited our outside focus to that, but we also have been approached by Costco, Bevmo, Total Wines, and Safeway because we have a strong social media presence. We are in the process of signing paperwork with Costco and Bevmo based on our updated production capacity.

WF: Do you need a distributor and do you have one in mind? ^

MOYE: We don't need a distributor for our immediate market reach. Our plan is to self-distribute within a 40-mile radius plus in Bakersfield. We are in the process of growing from the inside out. Taprooms get everybody excited locally. We want to hold that brand and become the local hero within that 40-mile radius.

Not having a distributor gives us a competitive advantage. The other breweries in town that have signed distributorship agreements are handing over some of their revenue to the distributors. We also keep a little more control over our brand. It makes filling orders easier and seems to be part of the reason why restaurants and local grocers want to work with us directly.

Beyond the 40-mile radius, there are distributors we're considering working with. Expanding our geography adds a lot of complexity to the business, so we are looking at signing distributor relationships out in the coast and in the Bay Area

WF: What about Full Circle excites a place like Costco? ^

MOYE: One thing they like is our team. The other thing is the brand. Costco met us at the California Craft Brewers conference in Sacramento. They must have liked how we presented ourselves. We were in a group and all wore Full Circle shirts that looked like a band t-shirt – something like a Sex Pistols or Nirvana shirt. That caught some people's' eyes.

I'm an early intermediate home brewer, so for Full Circle Brewing, I set out to hire a very experienced brewer that used to work for Track 7, Prairie Artisan Ales, and Kern River Brewing. I hired Ralph Tuttle, the previous salesperson for Tioga-Sequoia, the largest producer of beer in the Central Valley. Pretty much everybody on our venue staff has previously worked in or promoted at the other venues in town. People have noticed that. At other breweries just opening, the staff is running around trying to make sales and get some respect from retailers. Our salespeople have already done that. When we make a batch for outside sale, our salespeople will send out a text to new and existing accounts. Within a week, all the beer is sold.

WF: What is the local industry like?

MOYE: The majority of our business is local. Fresno is pretty unique. A lot of people don't realize that it's the fifth largest city in the state. Its population is greater than Sacramento's. But we have only a handful of breweries and only about three of those are production-scale breweries. Sacramento, by comparison, has more than 70 breweries. Cities like Oakland and Alameda have a much higher per capita amount of breweries than Fresno.

Our city has notoriously lagged behind on trends. That means investors are able to travel back in time a little and see what could happen in the Central Valley. That's what makes us unique in the California craft beer market. The Central Valley is behind the rest of the state, and we are able to capitalize on it. We caught the wave at the right point.

WF: How do you ensure that your product is noticed in a major outlet like Costco or in a larger market like Sacramento or Oakland?

MOYE: There is a saturation of the market, but I believe that at some point there's going to be a shake-up in the market. That's because people have been able to just hang a shingle and go for their dream of opening a brewery. The business has a low barrier to entry. When the market matures, things will need to be more streamlined and more professional. You have to have more skills than just brewing beer. Our advantage is in my background. I'm a CPA by trade, and we have people who are experienced within the industry.

Our other advantage is our branding. Beyond just being cool, we're trying to tap into two established but growing markets. We have the craft beer market and the live entertainment element. Our branding is a merger of those two markets. The best way we've fused these markets is with specialty brews for artists that have been coming to Full Circle Brewing. Not long ago, we had Kyle Gass from the Kyle Gass Band come through, and we had a KGB beer for him. He did a whole video on social media about his beer. That blend is what's going to separate us out from the rest of the market.

We are seeking to trademark the term "beertainment." We're trying to connect with the feeling people have when they're listening to their favorite band and think about their experience at a concert, and maybe that concert was at a Full Circle Brewing beertainment event. That connection is pretty powerful. That's what the big brands try and do. Red Bull is a great example. Whenever there's something super extreme happening or people are cliff diving off of something, Red Bull is there sponsoring it. Another example is Michelob's low carb beer. At any running event in town, Michelob is right there at the finish line. We want to do the same thing, but with music. The branding will be placed at festivals and any kind of entertainment outlets you might think of. If a big festival comes to town, Full Circle wants to have representation there.

WF: How do you insert yourself into the music scene as the beer of choice?

MOYE: We are making a name for ourselves in the local market by doing more than just bringing the big name acts to town. We also give attention to local artists. There's not always a lot of love or professionalism when dealing with local artists, and that's why small venues survive and make a lot of money over time. We are a small venue plus craft beer. We will fold into the market by showing love and support for the local market we are trying to tap into. It's the same as how the restaurant chain Applebee's did it. When Applebee's was coming up, every high school football team or swim team was on display on the restaurant walls. People felt like they were at home. I want our brand to be in these bigger markets but still give off a feeling that Full Circle Brewing cares about local music and entertainment. Our sales figures don't include ticket sales yet because we want promoters to be incentivized to utilize our venue. We plan to eventually take a small piece of the total ticket sales revenue, if anything, so that is a revenue line that we're in the process of evolving.

WF: Is your production capacity enough for larger markets?

MOYE: We are focusing on areas south of Sacramento, north of Bakersfield, and out to the coast. Sacramento has some love for us, but it is a saturated market. We're now positioned to expand production to 10,000 barrels in the next three to four years. We are looking for new funds to help us get to that phase and become the second largest beer producer in the Central Valley, which would be between $5 and $8 million in annual sales. At that point, we'd move into plans for our next upgrade.

We have the brewhouse methodology to put enough beer in fermentation tanks in 12 months to equal the output we need. We've got the room now to essentially double our fermentation space. We are projecting that we would hit maximum output of about 4,000 barrels in two to three years. Sometime before that, we would purchase and activate our additional 60-barrel and 30-barrel tanks to maximize the output of the building we are in. At the end of that, we would probably find a larger investor to help us go to the next level, or maybe do another crowdfunding equity campaign.

WF: What is your space like now and how much more growth do you see in the taproom?

MOYE: Our facility is 8,700 square feet and then there's an outdoor entertainment space of about 16,000 square feet. That's where the roller derby, bike polo, and big concerts are held. The 8,700 square feet indoor space is essentially split in half. The front half of the building is the taproom and entertainment stage, and behind that is the tank farm. The actual brewhouse is crammed into a nook on the side of the building. Our expansion could mean we open another facility, but it could also mean building inside our space and moving our entertainment space to another facility.

WF: How much beer and entertainment can Fresco realistically support?

MOYE: With beer, we're not just talking about expanding in town, we're talking about going regional. A major benefit of the Central Valley is its location within this larger market. We're not just looking at California. There is California, and surrounding states. We have drivable access to all of those areas, which is why companies like Amazon have significant operations in Fresno. The location makes it easy to distribute goods to other facilities.

The market stretching from Sacramento to Bakersfield and out to the coast will absorb a good amount of the beer we make with our current production capacity. Beyond that, we're looking at making a larger footprint by getting into the Bay Area, south of Bakersfield, and beyond. We wouldn't make the decision to add that capacity unless we were maxing out our current facilities.

There's a lot more room for professional entertainment in town. High-level people and bands want to do business with us because we're approaching it in a different way. That market is a beast within itself. In smaller cities, not many venues have the professionalism and reliance to deal with the drama that entertainment industry brings. We're going to have a good lock on that market. There are about three other venues in town, and two of them do pretty well. They are Strummers and Fulton 55. They are the competitors that we're benchmarking against. We've invested in staging, lighting, and audio equipment. We also hired people who were working at the other venues. Fresno has a long way to go with entertainment, but there is big capacity for it, especially in the downtown area where it's just us and Fulton 55.

Fresno is going through a lot of revitalization. The state's putting $70 million into downtown Fresno, there's a high-speed rail line under construction, and we've got private investment from the Bay Area and Los Angeles coming in like crazy. Those improvements mean there's going to be more demand for entertainment.

WF: How do you plan to put the money to work and how is it going to make a difference in the future of the business? ^

MOYE: We still have more equipment to buy. Then we need to put money into marketing, branding, can design, and the website. A chunk of the money from this campaign will go to solidifying our brand as the "beertainment©" brand. Now that we can produce a sufficient amount of beer, we want to spend some time and capital telling the market exactly who we are. We hope the result of that is investors will start seeing cans in stores, at least in the market we're targeting. A big hook for us has been that you don't see our cans, but if you invest, you'll start seeing our cans on the shelves. That resonates with the investors.

WF: What is it about you and your investor team that makes you uniquely suited to scale a brewery? ^

MOYE: I always wanted to own a brewery but assumed I'd have to wait until retirement. Then this opportunity presented itself at the right time. Despite owning the fastest growing accounting firm in the Central Valley and having a pretty stable life, something about Full Circle Brewery made me hit the reset button and dive into the business with passion. Now I'm like the quarterback of this amazing team, making sure everybody's moving in the right direction.

I couldn't do it alone, so I started talking to all of the people in town you would normally talk to about investing. Once word got out, people involved in groups working on the downtown Fresno revitalization said they'd put money into it. We stopped thinking about lining up the high-flying investors that you'd usually go to and instead signed on people who cared about beer and were passionate about revitalizing Fresno.

We've got Sarah Moffat, who was a representative of U.S. Sen. Dianne Feinstein for 10 years. Sarah has a great understanding of the inner workings of government and public relations. Sarah made us aware of the 100 million or more pine trees that have died because of a bark beetle. Because of this, there's a lot of downed wood in the Sierras. We were able to use some of that wood as the backsplash in our bar and in our tap handles. We then started a beer called the Killwood IPA where for every pint sold, 50 cents goes to the tree mortality task force to help homeowners cut down dangerous trees.

Another investor, Derek Franks, is the president of the Fresno Grizzlies, the local minor league baseball team. He used to be their general manager. Derek has always supported downtown Fresno and was the major reason why the Grizzlies brand was refreshed and why the team's finances have turned around. He's behind some of the campaigns that have taken merchandise for the Grizzlies from just a couple hundred thousand dollars a year to $1 million dollars.

Jacob Iest is a dairy farmer whose family has been in the dairy business for years. When his family business was having trouble, he got his master's degree at Purdue and came back with the knowledge to turn the dairy around. There is quite a bit of crossover between brewing and dairy farming. Jacob has been behind making sure that our upgrades get done within budget. He's also our CFO.

We've got Diego Arambula, who had been a major resource behind creating the curriculum for our collaboration with the local university, Fresno State, and a program that we run called Brew University. It's now in the process of getting statewide recognition. Diego was uniquely trained to write this curriculum because he is an educator, a Harvard graduate, and has been tremendous at getting the whole program off the ground.

Joe Denham, one of our other investors, is the primary proprietor of Denham Resources, a human resources firm. He's been able to hire people for our team, and he consults for us on human resources issues. He also happens to be a chicken farmer. He gives all of our spent grain to his chickens, his chickens eat it, lay eggs, and those eggs come full circle back to Full Circle where we sell them at the taphouse.

WF: Can you tell us about your operations team at the brewery?

MOYE: Adrian Barrerra is our Brewery Operations Manager. He has 10 years of experience working at grade A breweries. Because of his involvement, we've lined up collaborations with some of the best breweries in California. We did our first one within a month of him coming on.

Nate Johns is our venue operations manager. He exudes passion and is the face of our organization. He making sure the venue side of the business is going smoothly by leading the team that works events. Nate has spent more than 10 years as a produce manager at Food for Less.

Then there's Skip Tuttle. He's our Sales Manager and he's also an investor. He was a top sales guy with Tioga-Sequoia Craft Brewery. He's been in the industry for 10 years and is connected to everybody in the Central Valley. Liquor store and restaurant owners will buy from him sight unseen.

RISKS

1 Our future success is dependent on the continued service of our senior management. Any loss of key members of our executive team could have a negative impact on our ability to manage and grow our business effectively. The experience, technical skills and commercial relationships of the personnel of the Company provide us with a competitive advantage.

We do not maintain a key person life insurance policy on any of the members of our senior management team. As a result, we would have no way to cover the financial loss if we were to lose the services of

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Full Circle Brewing is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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Arthur Moye III

CEO of Full Circle Brewing Co.

Fresno, California Area | Accounting

500+ connections

Current	Full Circle Brewing Co
Previous	Bitwise Industries, MBS Accountancy Corporation, Abaci & Garabedian
Education	San Jose State University
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I am a CPA by trade and former CalCPA Chapter President, gone rogue. I sold my practice and purchased a brewery.

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Full Circle Brewing Co

June 2016 – Present (1 year 11 months) | Fresno, California Area

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Bitwise Industries

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MBS Accountancy Corporation

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We offer value added accounting, tax and consulting services to businesses throughout the state of California.

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Jacob Iest

Attended Purdue University

Teays River Investments • Purdue University

Lafayette, Indiana • 25

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Contact and Personal Info

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Experience

Investment Research Analyst
Teays River Investments
Jun 2013 – Aug 2013 • 3 mos

Manager
Neva Gayle Farms
Jul 2009 – May 2012 • 2 yrs 11 mos

Education

Purdue University
Master's Degree, Agricultural Economics
2012 – 2014

California State University, Fresno
Bachelor's Degree, International Business/French
2000 – 2005

Accomplishments

3 **Languages**
English • French • Spanish

Interests

California State University, Fresno
70,784 followers

California State University, Fresno
79,727 followers